Exhibit 5.1

DLA Piper LLP (US)

4365 Executive Drive

San Diego, California 92121-2133

T 858.677.1400

F 858.677.1401

August 7, 2014

Pacific DataVision, Inc.

100 Hamilton Plaza

Paterson, New Jersey 07505

Re:	Registration Statement on Form S-1 (File No. 333- )
Relating to 10,925,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Pacific DataVision, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 10,925,000 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”) issued by the Company to the selling stockholders in a private placement in June 2014 in reliance on exemptions from registration under the Securities Act of 1933, as amended.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares that are being offered by the selling stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.

Very truly yours,
/s/ DLA Piper LLP (US)
DLA PIPER LLP (US)